UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) January 6, 2011

Web.com Group, Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-51595	94-3327894
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

12808 Gran Bay Parkway West, Jacksonville, FL	32258
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (904) 680-6600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02	ELECTION OF DIRECTOR.

On January 6, 2011, Ms. Deborah Quazzo was appointed to the Board of Directors of Web.com Group, Inc. (“Web.com”).  Ms. Quazzo is the co-founder of NeXtAdvisors, a merchant bank providing advisory services to the education and business services sector, as well as making select investment in private companies.  She has a 25-year career as an investment banker and entrepreneur, including co-founding ThinkEquity Partners, an investment bank that was ultimately acquired by London-based Panmure Gordon in 2007.  Earlier in her career, she was a managing director in Investment Banking for Merrill Lynch & Co., and prior to Merrill Lynch, she worked for J.P. Morgan.  Ms. Quazzo graduated cum laude from Princeton University with a BA degree in history and subsequently earned an MBA from Harvard Business School.  She serves on numerous private boards and councils, most of which are related to improving education, such as Teach for America-Chicago; KIPP: Chicago and America’s Promise Alliance.  Ms. Quazzo has not been appointed to any committee of Web.com’s Board of Directors.

In connection with her election to the Board of Directors, Ms. Quazzo will receive compensation based on the policy for non-employee directors, as described on Web.com’s annual proxy statement, filed on March 23, 2010, and  available on a website maintained by the Securities and Exchange Commission at www.sec.gov.  Ms. Quazzo will also be a party, as the other directors, to an indemnity agreement (incorporated by reference and attached as an exhibit to the Company’s Form S-1 filed in 2005).

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(c) Exhibits

Exhibit Number	Description

99.1	Press Release titled “Deborah H. Quazzo to Join Web.com Board of Directors”, dated January 10, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WEB.COM GROUP, INC.
(Registrant)

Dated: January 10, 2011

/s/ Matthew P. McClure
Matthew P. McClure, Secretary